Exhibit 99




FOR IMMEDIATE RELEASE      CONTACT:  Wendy Hall
April 17, 2002                       Halliburton, Public Relations
                                     (713) 676-5227
                                     wendy.hall@halliburton.com

                                     Cedric Burgher
                                     Halliburton, Investor Relations
                                     (713) 676-4608
                                     cedric.burgher@halliburton.com


                HALLIBURTON NAMES KPMG LLP AS INDEPENDENT AUDITOR

DALLAS, Texas - Halliburton (NYSE: HAL) announced today that, effective immediately, its Board of Directors has appointed KPMG LLP as the company's independent auditors for 2002, replacing Arthur Andersen LLP. The change was based on the unanimous recommendation of the Audit Committee.
     "For more than 50 years Andersen has provided Halliburton with outstanding audit services and adhered to a high standard of professionalism," said Dave Lesar, chairman, president and chief executive officer. "However, after a thorough evaluation process that reviewed several audit firms, the Board concluded that KPMG would bring the best combination of talent and experience to the auditing effort. We look forward to working with KPMG in the firm's new role as our independent auditors."
     Halliburton, founded in 1919, is one of the world's largest providers of products and services to the petroleum and energy industries. The company serves its customers with a broad range of products and services through its Energy Services Group and Engineering and Construction Group business segments. The company's World Wide Web site can be accessed at www.halliburton.com.

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